As filed with the Securities and Exchange Commission on January 24, 2017.	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NovaBay Pharmaceuticals, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	68-0454536
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608
(510) 899-8800
(Address, including zip code, of Principal Executive Offices)

2007 Omnibus Incentive Plan, as Amended
(Full title of the plan)

Mark Sieczkarek
Chief Executive Officer and Chairman of the Board of Directors
2000 Powell Street, Suite 1150
Emeryville, CA 94608
(510) 899-8800
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Abby E. Brown, Esq.

Squire Patton Boggs (US) LLP
2550 M Street, Northwest

Washington, DC 20037
(202) 457-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.01 par value per share	610,774 shares	$3.55	$2,168,248	$252

(1) This represents an increase in the number of shares of Common Stock of the registrant reserved for issuance under the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended on April 19, 2008, March 21, 2012 and May 16, 2016, pursuant to an evergreen provision contained in Section 4(a) therein. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may from time to time be offered or issued resulting from any stock splits, stock dividends, recapitalizations or other similar transactions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act, based on the average of the high and low sales prices of the Registrant’s Common Stock on January 23, 2017, as reported by NYSE MKT LLC.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers a total of 610,774 shares of Common Stock, par value $0.01 per share, of NovaBay Pharmaceuticals, Inc., a Delaware corporation (the “Registrant” or the “Company”), for issuance under the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended (the “Plan”). The number of shares of Common Stock available for issuance under the shareholder-approved Plan was subject to an automatic annual increase on the first day of each of the Company’s fiscal years beginning on January 1, 2009 and ending on January 1, 2017 by an amount equal to (i) four percent (4%) of the number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year or (ii) such lesser number of shares of Common Stock as determined by the Board of Directors (the “Board”).  For 2017, the Board authorized an increase of 610,774 shares of the Registrant’s Common Stock under the Plan, consisting of the full four percent (4%) increase allowed pursuant to the Plan’s evergreen provision. These shares are in addition to the 1,999,548 shares of Common Stock registered on the Company’s Form S-8 filed on November 13, 2007 (File No. 333-147334), and those shares of Common Stock previously registered pursuant to other annual increases pursuant to the Plan’s evergreen provision. Since the Plan provides that the annual increase in the aggregate number of shares that may be issued pursuant to the Plan’s evergreen provision ends for fiscal years commencing after January 1, 2017, this Registration Statement accounts for the final share increase under the evergreen provision.

In light of the expiry of the Plan’s evergreen provision, the Company has updated the Plan section containing such provision—Section 4(a)—to update the current outstanding number of shares available under the Plan to 2,318,486, which includes all shares issued under the Plan’s evergreen provision from fiscal years 2009 through 2017, as well as accounts for the Company’s December 2015 1-for-25 reverse stock split. Exhibit 99.1 hereto contains a full copy of the updated Plan.

The contents of the prior Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2007, January 30, 2009, and January 22, 2010 (File Nos. 333-147334, 333-157041 and 333-164469, respectively), Post-Effective Amendments No. 1 to Registration Statements on Form S-8 filed with the Commission on June 30, 2010 (File Nos. 333-147334, 333-157041 and 333-164469), and the prior Registration Statements on Form S-8 filed with the Commission on January 31, 2011, March 29, 2012, January 14, 2013, March 7, 2014, June 16, 2014, March 31, 2015, January 13, 2016, and June 1, 2016 (File Nos. 333-171981, 333-180461, 333-185998, 333-194383, 333-196764, 333-203109, 333-208985, and 333-211754, respectively), relating to the Plan, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

This Registration Statement relates to securities of the same class as those to which the prior Registration Statements, listed directly above, relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated by reference into this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed on March 4, 2016.

2.

The Company’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2016 as filed on May 12, 2016, June 30, 2016 as filed on August 11, 2016, and September 30, 2016 as filed on November 10, 2016.

3.

The Company’s Current Reports on Form 8-K filed on January 5, 2016, January 6, 2016 (with the exception of Item 7.01 and related Exhibit 99.1, which are “furnished” and not deemed “filed” for purposes of Section 18 of the Exchange Act (see note below)), January 14, 2016, January 29, 2016, February 17, 2016, February 24, 2016, March 1, 2016, March 22, 2016, March 23, 2016, April 5, 2016, May 9, 2016, May 27, 2016, July 15, 2016, August 2, 2016, August 25, 2016, August 26, 2016, September 30, 2016, October 24, 2016, October 31, 2016, and December 19, 2016.

4.	The description of the Company’s Common Stock which is contained in the Company’s Current Report on Form 8-K filed on June 29, 2010.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any such information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, nor any other document or information deemed to have been furnished and not filed in accordance with Commission rules.

Item 4.     Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Squire Patton Boggs (US) LLP.

Item 6.     Indemnification of Directors and Officers.

Incorporated by reference to Post-Effective Amendments No. 1 to Registration Statements on Form S-8, filed with the Commission on June 30, 2010.

Item 7.     Exemption from Registration Claimed.

Not applicable.

Item 8.     Exhibits.

Exhibit No.	Description of Document

4.1(1)	Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.3(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.4(4)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.5(5)	Bylaws of NovaBay Pharmaceuticals, Inc.

5.1	Opinion of Squire Patton Boggs (US) LLP

23.1	Consent of OUM & Co. LLP

23.2	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1)

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement)

99.1(6)	NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

99.2(7)	Forms of agreements for use under the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

(1)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K, as filed with the Commission on June 29, 2010.
(2)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K, as filed with the Commission on June 4, 2014.
(3)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K, as filed with the Commission on October 2, 2015.
(4)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K, as filed with the Commission on December 21, 2015.
(5)	Incorporated by reference to Exhibit 3.2 of the Company report on Current Form 8-K, as filed with the Commission on June 29, 2010.
(6)	The amended 2007 Omnibus Incentive Plan (the “Plan”) is being filed solely to reflect the update to the current outstanding number of shares available under the Plan in Section 4(a).
(7)	Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-140714), as filed with the Commission on May 29, 2007.

Item 9.     Undertakings.

Incorporated by reference to the Company’s Registration Statement on Form S-8, filed with the Commission on January 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California on January 24, 2017.

NOVABAY PHARMACEUTICALS, INC.

/s/ Mark M. Sieczkarek
Mark M. Sieczkarek
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Mark M. Sieczkarek, Thomas J. Paulson and Justin Hall, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments, documents or exhibits filed as part of, or in conjunction with, this Registration Statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date
/s/ Mark M. Sieczkarek	Chief Executive Officer and Chairman of the Board (principal executive officer)	January 24, 2017
Mark M. Sieczkarek

/s/ Thomas J. Paulson	Chief Financial Officer and Treasurer (principal financial and accounting officer)	January 24, 2017
Thomas J. Paulson

/s/ Paul E. Freiman	Director	January 24, 2017
Paul E. Freiman

/s/ Xinzhou (Paul) Li	Director	January 24, 2017
Xinzhou (Paul) Li

/s/ Xiaoyan (Henry) Liu	Director	January 24, 2017
Xiaoyan (Henry) Liu

/s/ Yonghao (Carl) Ma	Director	January 24, 2017
Yonghao (Carl) Ma

/s/ Gail J. Maderis	Director	January 24, 2017
Gail J. Maderis

/s/ Mijia (Bob) Wu	Director	January 24, 2017
Mijia (Bob) Wu

/s/ Todd Zavodnick	Director	January 24, 2017
Todd Zavodnick

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1(1)	Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.3(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.4(4)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.5(5)	Bylaws of NovaBay Pharmaceuticals, Inc.

5.1	Opinion of Squire Patton Boggs (US) LLP

23.1	Consent of OUM & Co. LLP

23.2	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1)

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement)

99.1(6)	NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

99.2(7)	Forms of agreements for use under the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

(1)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K, as filed with the Commission on June 29, 2010.
(2)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K, as filed with the Commission on June 4, 2014.
(3)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K, as filed with the Commission on October 2, 2015.
(4)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K, as filed with the Commission on December 21, 2015.
(5)	Incorporated by reference to Exhibit 3.2 of the Company report on Current Form 8-K, as filed with the Commission on June 29, 2010.
(6)	The amended 2007 Omnibus Incentive Plan (the “Plan”) is being filed solely to reflect the update to the current outstanding number of shares available under the Plan in Section 4(a).
(7)	Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-140714), as filed with the Commission on May 29, 2007.